Consent of Independent Accountants
I hereby consent to the incorporation in the Form 10 Registration Statement of my report dated August 15, 2000 relating to the 12-31-98, 12-31-99, and the six months period ending June 30, 2000 financial statements of Northstar Ventures, Inc.




/s/ David M. Winings